UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 7, 2024
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2024, the Federal Home Loan Bank of San Francisco (the "Bank") announced the appointment of Alanna McCargo as President and Chief Executive Officer of the Bank, effective June 10, 2024.

Ms. McCargo, 49, previously served as the President of the Government National Mortgage Association (Ginnie Mae) from December 2021 until her resignation on May 3, 2024. Prior to serving as the President of Ginnie Mae, Ms. McCargo served as a Presidential Appointee in the Department of Housing and Urban Development (HUD) as Senior Advisor for Housing Finance for former Secretary Marcia L. Fudge from January 2021 until her appointment as President of Ginnie Mae. Prior to joining the Biden-Harris Administration, Ms. McCargo was Vice President of the Housing Finance Policy Center at the Urban Institute, a social and economic policy research firm where she led and developed evidence-based research and analysis on the U.S. housing finance system. Ms. McCargo also served as Executive Director of the Mortgage Servicing Collaborative, a cross-sector initiative that identified and developed policy recommendations for mortgage servicing and securitization reforms to enable stability for the housing finance system through all economic cycles.

Ms. McCargo held roles as Vice President and Head of Government Solutions with CoreLogic, a property and mortgage technology and data analytics firm, and she was Vice President with JP Morgan Chase's Home Lending division. She worked for Fannie Mae from 2002-2012 on secondary mortgage market and policy development and programs. While at Fannie Mae, Ms. McCargo worked in partnership with the U.S. Treasury Department at the height of the Great Recession and housing crisis in 2008, executing on the Housing and Economic Recovery Act of 2008, including implementation of new housing and mortgage programs to promote mortgage servicing reforms, foreclosure prevention, and loss mitigation solutions.

On May 7, 2024, the Bank entered into an employment agreement with Ms. McCargo with an effective date of June 10, 2024, and an initial term ending on June 30, 2027, which will automatically renew for one-year terms thereafter, unless terminated at any time by either the Bank or Ms. McCargo. Under the terms of the agreement, Ms. McCargo will initially receive a base annual salary of $890,000. In the event Ms. McCargo’s employment is terminated due to the expiration of the term or any Non-Renewal (as defined in her employment agreement), Ms. McCargo will receive compensation equal to twelve (12) months of her then base salary; and (ii) her Executive Incentive Plan ("EIP") award (both the short- and long-term incentive components) will be treated as vested, on a pro rata basis, and any "Deferred Awards" (as defined in the EIP) will be treated as fully vested. In the event that Ms. McCargo’s employment is terminated by the Bank without Cause (as defined in her employment agreement) or by Executive for Good Reason (as defined in her employment agreement), the Bank will pay Ms. McCargo (i) twelve (12) months of her then base salary; (ii) EIP awards equal to the greater of (A) vested awards and (B) awards earned by operation under the EIP; and (iii) accrued but unpaid base salary and all accrued benefits. Finally, if Ms. McCargo is terminated by the Bank without Cause or by Ms. McCargo for Good Reason, and a “Change in Control” (as defined in her employment agreement) of the Bank occurs within a certain period, Ms. McCargo will be paid a severance payment equal to (i) two times her “Base Salary” (as defined in her employment agreement); and (ii) two times her “Annual Incentive Amounts” (as defined in her employment agreement). The forgoing payments upon Non-Renewal and termination without Cause or for Good Reason are subject to Ms. McCargo entering into a release agreement in a form reasonably acceptable to the Bank. Ms. McCargo will also be eligible to participate in the Bank’s various executive incentive and employee benefit plans, including the Bank’s EIP, and Supplemental Executive Retirement Plan (SERP). For additional information about the Bank’s executive incentive and employee benefit plans, EIP, and SERP, see the Bank’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2024. Under Ms. McCargo’s employment agreement, the amount of Bank annual contribution credits under the SERP will be as follows: 25% of total annual compensation for less than five years of credited service; and 35% of total annual compensation for 5 or more years of credited service.

The foregoing description of Ms. McCargo’s employment agreement does not purport to be complete and is qualified in its entirety by reference to her employment agreement which is incorporated herein by reference as Exhibit 10.1.

Ms. McCargo has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. McCargo and any of the Bank’s directors or executive officers, and there are no arrangements or understandings between Ms. McCargo and any other person pursuant to which she was selected as President and Chief Executive Officer of the Bank.

Upon the effective date of Ms. McCargo’s employment agreement with the Bank, Teresa Bryce Bazemore will no longer serve as the Bank’s President and Chief Executive Officer. On May 7, 2024, the Bank and Ms. Bazemore entered into an amendment (“Amendment No. 2”) to her employment agreement entered into on February 19, 2021 (and as amended by Amendment No. 1 on February 29, 2024), which provides that, commencing on the effective date of Ms. McCargo’s employment agreement and through the term of Ms. Bazemore’s employment agreement ending on June 30, 2024, Ms. Bazemore shall be employed in the position of Executive Vice President, Special Advisor. The remaining terms and conditions of Ms. Bazemore’s employment agreement, as amended, including all compensation, benefits, covenants, rights and obligations, and amendments thereto, remain in full force and effect. The foregoing description of the amendments to Ms. Bazemore’s employment agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, which is incorporated herein by reference as Exhibit 10.2.

Also on May 7, 2024, the Bank entered into an independent contractor consulting agreement with Ms. Bazemore. The consulting agreement with Ms. Bazemore has an effective date of July 1, 2024, with a term of 60 calendar days, unless extended by mutual written agreement or terminated at any time by either the Bank or Ms. Bazemore. Under the terms of the consulting agreement, Ms. Bazemore will perform general advisory functions and provide knowledge and information based on her role as the Bank’s former President and Chief Executive for which she will be paid a consulting fee in the amount of $50,000. The foregoing description of Ms. Bazemore’s consulting agreement does not purport to be complete and is qualified in its entirety by reference to the Independent Contractor Consulting Services Agreement, which is incorporated herein by reference as Exhibit 10.3.

Item 7.01 Regulation FD Disclosure

On May 8, 2024, the Bank issued a news release announcing the appointment of Alanna McCargo as President and Chief Executive Officer of the Bank. A copy of the news release is included as Exhibit 99.1 to this report.

The information contained in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	10.1	Employment Agreement by and among the Federal Home Loan Bank of San Francisco and Alana McCargo, dated May 7, 2024
	10.2	Amendment No. 2 to Employment Agreement by and among the Federal Home Loan Bank of San Francisco and Teresa Bryce Bazemore, dated May 7, 2024
	10.3	Independent Contractor Consulting Agreement by and among the Federal Home Loan Bank of San Francisco and Teresa Bryce Bazemore, dated May 7, 2024
	99.1	News Release dated May 8, 2024, issued by the Federal Home Loan Bank of San Francisco
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: May 8, 2024	By:	/s/ Anne Segrest McCulloch
Anne Segrest McCulloch Executive Vice President, Chief Legal Officer and Corporate Secretary